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                          Mail to: Secretary of State  For office use only
                                                            002
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                            ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Innovative Recreational Dealerships, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 7, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

____ No shares have been issued or Directors Elected - Action by Incorporators

   X      No shares have been issued but Directors Elected - Action by
-----     Directors

____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

____ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is iRV Dealerships, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:_______________________________________________________________
     (Not to exceed ninety (90) days from the date of filing)

                              INNOVATIVE RECREATIONAL DEALERSHIPS, INC,




                              Bradley Smith, President